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                                                                 EXHIBIT (a)(5)

                          OFFER TO PURCHASE FOR CASH
                    ALL OUTSTANDING SHARES OF COMMON STOCK
                                      OF
                                  REXEL, INC.
                                      AT
                             $22.50 NET PER SHARE
                                      BY
                  INTERNATIONAL TECHNICAL DISTRIBUTORS, INC.
                         A WHOLLY OWNED SUBSIDIARY OF
                                  REXEL S.A.

        THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 12:00 MIDNIGHT,
    NEW YORK CITY TIME, ON THURSDAY, NOVEMBER 20, 1997 UNLESS THE OFFER IS
                                   EXTENDED.


                                                               October 23, 1997

To Our Clients:

  Enclosed for your consideration is an Offer to Purchase, dated October 23, 1997 (the "Offer to Purchase"), and the related Letter of Transmittal relating to the offer by International Technical Distributors, Inc., a New York corporation ("Purchaser") and a wholly owned subsidiary of Rexel S.A., a French societe anonyme (the "Parent"), to purchase all of the outstanding shares of common stock, par value $1.00 per share (the "Shares"), of Rexel, Inc., a New York corporation (the "Company"), not already owned by Purchaser or Parent at a purchase price of $22.50 per share, net to the seller in cash without interest thereon, upon the terms and subject to the conditions set forth in the Offer to Purchase and in the related Letter of Transmittal (which, together with the Offer to Purchase, each as amended or supplemented from time to time, constitute the "Offer"). Holders of Shares whose certificates for such Shares (the "Share Certificates") are not immediately available or who cannot deliver their Share Certificates and all other required documents to IBJ Schroder Bank & Trust Company, the Depositary, prior to the Expiration Date (as defined in the Offer to Purchase), or who cannot complete the procedures for book-entry transfer on a timely basis, must tender their Shares according to the guaranteed delivery procedures set forth in
Section 3 of the Offer to Purchase.

  THE MATERIAL IS BEING SENT TO YOU AS THE BENEFICIAL OWNER OF SHARES HELD BY US FOR YOUR ACCOUNT BUT NOT REGISTERED IN YOUR NAME. WE ARE THE HOLDER OF RECORD OF SHARES HELD BY US FOR YOUR ACCOUNT. A TENDER OF SUCH SHARES CAN BE MADE ONLY BY US AS THE HOLDER OF RECORD AND PURSUANT TO YOUR INSTRUCTIONS. THE LETTER OF TRANSMITTAL IS FURNISHED TO YOU FOR YOUR INFORMATION ONLY AND CANNOT BE USED BY YOU TO TENDER SHARES HELD BY US FOR YOUR ACCOUNT.

  We request instructions as to whether you wish to have us tender on your behalf any or all of the Shares held by us for your account, upon the terms and subject to the conditions set forth in the Offer.

  Your attention is directed to the following:

    1. The tender price is $22.50 per Share, net to the seller in cash without interest thereon.

    2. The Offer is made for all of the outstanding Shares.

    3. The Board of Directors of the Company, by unanimous vote of all directors present and voting, based upon, among other things, the unanimous recommendation and approval of a committee of the Board of Directors comprised of three independent directors, has determined that each of the Offer and the Merger (as defined herein) is fair to, and in the best interests of, the shareholders of the Company (other than Purchaser and Parent) and has approved the Offer, the Merger and the Merger Agreement (as defined herein) and recommends that such shareholders accept the Offer and tender their Shares pursuant to the Offer.
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    4. The Offer is being made pursuant to the Agreement and Plan of Merger, dated as of October 17, 1997 (the "Merger Agreement"), which provides that subsequent to the consummation of the Offer, Purchaser (or a wholly owned subsidiary) will merge with and into the Company (the "Merger"). At the effective time of the Merger (the "Effective Time"), each Share issued and outstanding immediately prior to the Effective Time (other than Shares held by Purchaser or any affiliate of Purchaser, Shares held in the treasury of the Company and Shares, if any, held by shareholders who have not voted in favor of or consented to the Merger and who have perfected their rights under Section 623 of the New York Business Corporation Law) will be canceled, extinguished and converted into the right to receive $22.50 in cash, without interest thereon, or any higher price paid in the Offer.

    5. The Offer is conditioned upon, among other things, there being validly tendered and not properly withdrawn prior to the expiration of the Offer, not less than 6,760,905 Shares (which, constitutes a majority of the Shares not owned by Purchaser or Parent on a fully diluted basis).

    6. The Offer and withdrawal rights will expire at 12:00 Midnight, New York City time, on Thursday, November 20, 1997, unless the Offer is extended.

    7. Tendering shareholders will not be obligated to pay brokerage fees or commissions or, except as set forth in Instruction 6 of the Letter of Transmittal, stock transfer taxes on the transfer of Shares pursuant to the Offer.

  The Offer is being made solely by the Offer to Purchase and the related Letter of Transmittal and is being made to all holders of Shares. Purchaser is not aware of any state where the making of the Offer is prohibited by administrative or judicial action pursuant to any valid state statute. If Purchaser becomes aware of any valid state statute prohibiting the making of the Offer or the acceptance of Shares pursuant thereto, Purchaser will make a good faith effort to comply with any such state statute. If, after such good faith effort, Purchaser cannot comply with such state statute, the Offer will not be made to, nor will tenders be accepted from or on behalf of, the holders of Shares in such state. In any jurisdiction where the securities, blue sky or other laws require the Offer to be made by a licensed broker or dealer, the Offer shall be deemed to be made on behalf of Purchaser by J.P. Morgan Securities Inc., the Dealer Manager for the Offer, or one or more registered brokers or dealers that are licensed under the laws of such jurisdiction.

  If you wish to have us tender any or all of the Shares held by us for your account, please instruct us by completing, executing and returning to us the instruction form contained in this letter. If you authorize a tender of your Shares, all such Shares will be tendered unless otherwise specified in such instruction form. YOUR INSTRUCTIONS SHOULD BE FORWARDED TO US IN AMPLE TIME TO PERMIT US TO SUBMIT A TENDER ON YOUR BEHALF PRIOR TO THE EXPIRATION OF THE OFFER.

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          INSTRUCTIONS WITH RESPECT TO THE OFFER TO PURCHASE FOR CASH
                    ALL OUTSTANDING SHARES OF COMMON STOCK
                                      OF
                                  REXEL, INC.
                                      BY
                  INTERNATIONAL TECHNICAL DISTRIBUTORS, INC.

  The undersigned acknowledge(s) receipt of your letter enclosing the Offer to Purchase dated October 23, 1997 (the "Offer to Purchase") and the related Letter of Transmittal pursuant to an offer by International Technical Distributors, Inc., a New York corporation and a wholly owned subsidiary of Rexel S.A., a French societe anonyme, to purchase all outstanding shares of common stock, par value $1.00 per share (the "Shares"), of Rexel, Inc., a New York corporation, not already owned by Purchaser or Parent, at a purchase price of $22.50 per Share, net to the seller in cash without interest thereon, upon the terms and subject to the conditions set forth in the Offer to Purchase and the related Letter of Transmittal.

  This will instruct you to tender the number of Shares indicated below (or, if no number is indicated below, all Shares) which are held by you for the account of the undersigned, upon the terms and subject to the conditions set forth in the Offer to Purchase and in the related Letter of Transmittal furnished to the undersigned.

Number of Shares to Be Tendered*

                       , Shares

Dated:                   , 1997
                                                        SIGN HERE

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                                                      Signature(s)
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                                                  Please print name(s)
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                                                         Address
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                                             Area Code and Telephone Number
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                                              Tax Identification or Social
                                                     Security Number

* Unless otherwise indicated, it will be assumed that all of your Shares held by us for your account are to be tendered.

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